UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2012
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 1.01	Entry into a Material Definitive Agreement

On February 16, 2012, Randall-Story State Bank (the "Bank"), a 100% owned subsidiary of Ames National Corporation, entered into a Branch Purchase and Assumption Agreement with Liberty Bank, F.S.B. ("Liberty") to purchase certain assets, including loans of approximately $50 million, and assume certain liabilities, including deposit accounts of approximately $94 million, of branch banking offices operated by Liberty in Garner, Iowa and in Klemme, Iowa and to continue operation of those branch offices as offices of the Bank following closing of the transaction.  At closing, the Bank will pay Liberty a premium in an amount equal to the lesser of (i) $5,400,000; or (ii) 5.87% of the total deposit liabilities assumed in the transaction.  The transaction is expected to close in the second quarter of 2012, subject to regulatory approval and other standard closing conditions.  A copy of the Agreement is attached hereto as Exhibit 2.  A copy of the press release dated February 16, 2012 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d)	The following exhibits are furnished as part of this Report.

Exhibit No.	Description

2	Branch Purchase and Assumption Agreement

99.1	News Release dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: February 16, 2012	By: /s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)